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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                   FORM 8-K


                                CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                      Date of Report:  January 27, 1994









                   AMERICAN TELEPHONE AND TELEGRAPH COMPANY



A New York               Commission File               I.R.S. Employer
Corporation                No. 1-1105                  No. 13-4924710






32 Avenue of the Americas, New York, New York 1001 3-2412

              Telephone Number (212) 387-5400


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Form 8-K                           American Telephone and Telegraph Company
January 27, 1994


Item 5.  Other Events.

     On January 27, 1994, American Telephone and Telegraph Company ("AT&T") announced that its net income for the fourth quarter of 1993 was $982 million ($0.72 per share). The amount reported includes the impact of Statement of Financial Accounting Standards No. 112 ("SFAS No. 112"), "Employers' Accounting for Postemployment Benefits" and restructuring charges at NCR Corporation ("NCR")(which has been renamed AT&T Global Information Solutions Company). Excluding the impact of these two items, fourth quarter 1993 net income was $1.15 billion ($0.85 per share) compared with $1.00 billion ($0.75 per share) in the fourth quarter of 1992. Revenues for the fourth quarter were $18.46 billion as compared to $17.50 billion in the fourth quarter of 1992.

     AT&T reported a loss of $3.79 billion for the year 1993 ($2.80 per share) which reflected previously announced noncash charges for accounting changes of $7.02 billion after taxes relating to Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and $1.30 billion after taxes relating to
SFAS No. 112. These items were partially offset by the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" effective January 1, 1993 which resulted in a $383 million gain. Excluding the net impact of the accounting changes and fourth-quarter restructuring at NCR, net income for 1993 was $4.26 billion ($3.15 per share), on revenues of $67.16 billion. Net income for 1992 was $3.81 billion ($2.86 per share), on revenues of $64.90 billion.
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Form 8-K                           American Telephone and Telegraph Company
January 27, 1994






                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.











                                   American Telephone and Telegraph Company







                               By  S. L. Prendergast
                                   Vice President and Treasurer






January 31, 1994